EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey Noddle, David L. Boehnen and Burt M. Fealing, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of SUPERVALU INC.), to sign one or more registration statements on Form S-3, and any and all amendments (including post-effective amendments) thereto, relating to SUPERVALU INC. unsecured debt securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have signed this Power of Attorney as of this 29th day of April, 2009:

Name	Title

/s/ Jeffrey Noddle Jeffrey Noddle	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)

/s/ Pamela K. Knous Pamela K. Knous	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ A. Gary Ames A. Gary Ames	Director

/s/ Irwin Cohen Irwin Cohen	Director

/s/ Ronald E. Daly Ronald E. Daly	Director

/s/ Lawrence A. Del Santo Lawrence A. Del Santo	Director

/s/ Susan E. Engel Susan E. Engel	Director

/s/ Philip L. Francis Philip L. Francis	Director

/s/ Edwin C. Gage Edwin C. Gage	Director

/s/ Garnett L. Keith, Jr. Garnett L. Keith, Jr.	Director

Name	Title

/s/ Charles M. Lillis Charles M. Lillis	Director

/s/ Marissa T. Peterson Marissa T. Peterson	Director

/s/ Steven S. Rogers Steven S. Rogers	Director

/s/ Wayne C. Sales Wayne C. Sales	Director

/s/ Kathi P. Seifert Kathi P. Seifert	Director

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